                                                                   EXHIBIT 10.33

                             THIRD AMENDMENT TO THE
                    EMPLOYMENT AGREEMENT OF DAVID H. PETERSON


         WHEREAS, David H. Peterson (the "Executive") and NRG Energy Inc. ("NRG") have previously entered into an Employment Agreement (the "Agreement") dated June 28, 1995, amended on June 27, 1999 and further amended on August 26, 1999; and

         WHEREAS, the parties wish to further amend the agreement to extend its term for four (4) additional years, to provide a minimum severance benefit in the event Executive's employment is terminated in connection with a change in control, and to preserve certain 1999 retirement benefit calculation assumptions if specific performance goals are achieved.

         RESOLVED, that sections 1, 3(c)(i), and 5(a) of the Agreement are hereby amended to read as follows:

1. Term. NRG shall employ the Executive, and the Executive shall serve NRG, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") commencing on June 28, 1995 (the "Effective Time") and ending JUNE 27, 2004.

3. Compensation.

   (c)            Additional Benefits.

                           (i) Supplemental Retirement Benefits. During the
                  Employment Period, the Executive shall participate in a supplemental executive retirement plan ("SERP") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of NRG, NSP and their affiliates (whether qualified or not) will be not less than the aggregate value of the benefits he would have received had he continued, through the end of the Employment Period to participate in the NSP Deferred Compensation Plan, the NSP Excess Benefit Plan, and the NSP Pension Plan; provided, that benefits under the SERP, shall also include the amount, if any, that the NSP Pension Plan's actuaries reasonably estimate is necessary to compensate Executive for the monthly defined benefit payments the Executive did not receive, but would have received during the term of this Agreement and prior to the date of his actual termination of employment if monthly benefit payments had commenced at the end of the month following the month in which the Executive first became eligible for Early Retirement under the NSP Pension Plan. In addition, the SERP shall offer the Executive the option to receive his benefits thereunder in a single lump sum payment using actuarial assumptions that the NSP Pension Plan's actuaries determine are reasonable in the aggregate; provided, that such lump sum payment option shall be subject to the consent of the Board in its sole discretion and must be requested by the Executive not less than twelve months prior to the Executive's termination of employment. IF THE EXECUTIVE ELECTS A LUMP SUM PAYMENT, THE LUMP SUM SHALL BE CALCULATED USING THE JOINT

                  AND SURVIVOR ANNUITY FACTORS IN EFFECT FOR 1999 UNDER THE NSP PENSION PLAN IF THE FOLLOWING PERFORMANCE GOALS HAVE BEEN ACHIEVED PRIOR TO PAYMENT OF THE LUMP SUM: EARNINGS PER SHARE
                  (EPS) GROWTH OF 20 PERCENT PER YEAR (ASSUMING ADEQUATE EQUITY FUNDING IS PROVIDED) AND NRG RETURN GUIDELINES OF UTILITY (NSP AUTHORIZED RATE OF RETURN) PLUS 1 1/2 PERCENT LONG-TERM RETURN ON EQUITY (ROE), ON AVERAGE, FOR NEW INVESTMENTS. IF THE ROE GOAL IS NOT ACHIEVED, The ADDITIONAL BENEFIT DERIVED FROM THE USE OF THE 1999 JOINT AND SURVIVOR ANNUITY FACTORS WILL BE PRORATED PROVIDED THAT THE EPS GOAL IS MET AND AVERAGE ANNUAL ROE IS AT LEAST 8 PERCENT. FOR EXAMPLE, IF, ON AVERAGE, 20 PERCENT EPS GROWTH AND A ROE OF UTILITY PLUS 1 1/2 PERCENT is ACHIEVED, THE FULL JOINT AND SURVIVOR BENEFIT WILL BE PROVIDED. IF AVERAGE ANNUAL ROE IS 8 PERCENT OR LESS, NO BENEFIT BASED ON THE JOINT AND SURVIVOR ANNUITY FACTORS WILL BE PROVIDED. Finally, if the Executive dies while employed, or deemed pursuant to paragraph (a) of section 5 to be employed by NRG, his surviving spouse (or, if, he has no surviving spouse, his estate) shall be entitled to receive a benefit equal in value to the difference between the pension benefit that the Executive would have received if he had retired (rather than died ) on the date of his death and received a lump sum pension benefit and the lump sum value of the pension payable in the absence of this provision; provided, that in the case where the Executive has no surviving spouse, the benefit pursuant to this sentence shall be paid in a lump sum; and provided, further, that in the case where the Executive has a surviving spouse, the benefit pursuant to this sentence shall be paid in the form of a single life annuity for her life unless she elects a single lump sum payment and the Board, in its sole discretion, consents to the lump sum payment. Notwithstanding anything in the preceding sentence to the contrary, if despite reasonable efforts NRG is unable to obtain insurance on the life of the Executive with a death benefit equal to the anticipated after-tax cost to NRG of the benefit described in the preceding sentence at an average annual premium cost of less than $7,000, then the value of such benefit payable to Executive's surviving spouse or estate shall be reduced so that its after-tax cost to NRG does not exceed the amount of insurance on the life of the Executive that NRG could obtain at such cost.

5. Obligations of NRG upon Termination.

                  (a) By NRG Other Than for Cause or Disability; By the Executive for Good Reason. If, during the Employment Period, NRG terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, NRG shall continue to provide the Executive with the compensation and benefits set forth in Section 3 as if he had remained employed by NRG pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(b) and (c)); PROVIDED THAT IF THE TERMINATION IS A RESULT OF A CHANGE OF CONTROL, AS THAT TERM IS DEFINED IN THE NRG OFFICER EQUITY PLAN, THE COMPENSATION AND BENEFITS SHALL BE CONTINUED FOR THE LONGER OF THIRTY (30) MONTHS OR THROUGH THE END OF THE EMPLOYMENT PERIOD; provided, that the Incentive

         Compensation for such period shall be equal to the greater of the target Incentive Compensation that the Executive would have been eligible to earn for such period or the Incentive Compensation awarded for the last complete incentive plan year ending prior to Executive's Termination of Employment; provided, further, that in lieu of stock-based or equity-based awards, the Executive shall be paid cash equal to the fair market value at the time of grant, if any, (determined without regard to any restrictions) of the awards that would otherwise have been granted; and provided, finally, that during any period when the Executive is eligible to receive benefits of the type described in paragraph (b) (i) of Section 3 under another employer-provided plan the benefits provided by NRG under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by NRG other than for Cause or Disability or for the actions of NRG leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

         RESOLVED FURTHER, that the Agreement as amended, shall remain in full force and effect.




 /s/ David H. Peterson                       Date:  20 Oct. 1999
---------------------------------                 -------------------
David H. Peterson



NRG ENERGY, INCORPORATED


By    /s/ Cynthia L. Lesher                  Date:  20 Oct. 1999
  -------------------------------                 -------------------
Its       Director
   ------------------------------


                                       3